UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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PORTSMOUTH SQUARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PORTSMOUTH SQUARE, INC.

10940 Wilshire Blvd., Suite 2150

los angeles, California 90024

(310) 889-2500

Notice of annual meeting of shareholders
to be held on february 18, 2016

To the Shareholders of Portsmouth Square, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Portsmouth Square, Inc. (“Portsmouth” or the “Company”) will be held on February 18, 2016 at 10:30 A.M. at the Hilton San Francisco Financial District, 750 Kearny Street, San Francisco, CA 94108 for the purpose of considering and acting on the following:

(1)	To elect four directors to serve until the next Annual Meeting or until their successors shall have been duly elected and qualified;

(2)	To ratify the retention of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016; and

(3)	To transact such other business as may properly come before the Annual Meeting, or any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on January 4, 2016 as the record date for determining the shareholders having the right to vote at the Annual Meeting or any adjournment thereof.

Your vote is important to us whether you own a few or many shares. Please complete, sign, date and promptly return the enclosed proxy card in the self-addressed, postage pre-paid envelope provided. Return the proxy card even if you plan to attend the meeting. You may always revoke your proxy and vote in person.

By Order of the Board of Directors,

/s/ Clyde Tinnen
Clyde W. Tinnen
Secretary

January 20, 2016

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on February 18, 2016. A form of proxy card and the Company’s proxy statement and Annual Report for the fiscal year ended June 30, 2015 are also available on the Portsmouth page of The InterGroup Corporation website at www.intgla.com

PORTSMOUTH SQUARE, INC.

10940 Wilshire Blvd., Suite 2150

los angeles, California 90024

(310) 889-2500

PROXY STATEMENT

annual meeting of shareholders

to be held on february 18, 2016

The Board of Directors of Portsmouth Square, Inc. (the “Company” or “Portsmouth”) is soliciting proxies in the form enclosed with this proxy statement in connection with the 2015 Annual Meeting of Shareholders to be held February 18, 2016 or at any adjournment or adjournments thereof (the "Annual Meeting").

This proxy statement and the accompanying proxy card are first being sent to shareholders on or about January 20, 2016. Only shareholders of record at the close of business on January 4, 2016 are entitled to notice of, and to vote at, the Annual Meeting.

If you give us a proxy, you can revoke it at any time before it is used. To revoke it, you may file a written notice revoking it with the Secretary of the Company, execute a proxy card with a later date or attend the Annual Meeting and vote in person.

You may vote at the Annual Meeting only shares of the Company's common stock, no par value per share (the "Common Stock"), that you owned of record on January 4, 2016. There were 734,183 shares of Common Stock outstanding on that date. A majority, or 367,092 of those shares will constitute a quorum for the transaction of business at the Annual Meeting. Each share is entitled to one vote on each matter to be presented at the Annual Meeting. Unless cumulative voting is elected as described under “Election of Directors” below, the affirmative vote of the holders of the majority of the shares of the Common stock present or represented at the Annual Meeting and entitled to vote is required to elect directors and ratify or approve the other proposals being voted on at this time.

In addition to mailing this material to shareholders, the Company has asked banks and brokers to forward copies to persons for whom they hold shares of Common Stock of the Company and to request authority or the execution of proxies. The Company will reimburse banks and brokers for their reasonable out-of-pocket expenses in doing so. Officers of the Company may, without being additionally compensated, solicit proxies by mail, telephone, telegram or personal contact. All proxy soliciting expenses will be paid by the Company. The Company does not expect to employ anyone else to assist in the solicitation of proxies.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Board of Directors presently consists of four directors. We propose to elect four directors, each to hold office until we have the next Annual Meeting of Shareholders or, if earlier, until his successor is elected and qualified. The Board of Directors has nominated John V. Winfield, Jerold R. Babin, John C. Love and William J. Nance. The person(s) named in the enclosed form of proxy will vote it for the election of the nominees listed below unless you instruct him otherwise, or a nominee is unwilling to serve. The Board of Directors has no reason to believe that any nominee will not serve, if elected. However, in that event, the proxy may vote for another candidate or candidates nominated by the Board of Directors. The California Corporations Code, as applicable to the Company, provides that a shareholder may cumulate votes if a shareholder gives notice, prior to the voting, of an intention to cumulate votes. If such a notice is given, every shareholder may cumulate votes. Cumulating votes means that you can take the total number of votes you have for all directors and distribute them among one or more nominees as you see fit. For example, assume you have 100 shares. We have four directors so you have a total of 4 x 100 = 400 votes. You could give all 400 votes to one person or 200 votes to each of two nominees, or 100 votes to each of four nominees. You can use this power only under the circumstances described herein. If cumulative voting is elected, the enclosed form of proxy gives the proxy discretion to cumulate votes so that he can elect the maximum possible number of the nominees identified below.

Any shareholder executing the enclosed form of proxy may withhold authority to vote for any one or more nominees by so indicating in the manner described in the form of proxy. However, the number of votes authorized by the form of proxy card will not be affected and the named proxies could probably offset any such action by using cumulative voting if they thought it necessary. Under the California Corporations Code, any shareholder or any person who claims to have been denied the right to vote may apply to a state superior court for a determination of the validity of any election or appointment of any director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF
JOHN V. WINFIELD, JEROLD R. BABIN, JOHN C. LOVE AND
WILLIAM J. NANCE AS DIRECTORS OF THE COMPANY

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the directors and officers of the Company. There is no relationship by blood, marriage or adoption among the directors and officers. All directors serve one-year terms with their terms expiring at the Annual Meeting. All officers of the Company are elected or appointed by the Board of Directors and hold office until the Annual Meeting or until replaced at the discretion of the Board.

Name	Age	Position with the Company	Director Since

John V. Winfield (2)	68	Chairman of the Board; President and Chief Executive Officer	1996
Jerold R. Babin (3)	83	Director	1996

John C. Love	75	Director	1998

William J. Nance	71	Director	1996

Clyde W. Tinnen	43	Secretary	N/A

Geoffrey Palermo	52	Assistant Secretary	N/A

David T. Nguyen	42	Treasurer and Controller	N/A

The principal occupation and business experience during the last five years for each of the directors and executive officers of the Company are as follows:

John V. Winfield -- Mr. Winfield was first elected to the Board in May of 1996 and currently serves as the Company's Chairman of the Board, President and Chief Executive Officer. Mr. Winfield is also Chairman of the Board, President and Chief Executive Officer of Portsmouth's parent company Santa Fe, a public company, having held those positions since April 1996. Mr. Winfield is also Chairman of the Board, President and Chief Executive Officer of Santa Fe’s parent company, InterGroup, a public company, and has held those positions since 1987. Mr. Winfield also served as Chairman of the Board of Comstock Mining Inc. (NYSE MKT: LODE) ("Comstock"), a public company, from June 2011 to September 2015. Mr. Winfield’s extensive experience as an entrepreneur and investor, as well as his managerial and leadership experience from serving as a chief executive officer and director of public companies, led to the Board’s conclusion that he should serve as a director of the Company.

Jerold R. Babin -- Mr. Babin was first appointed as a director of the Company on February 1996. Mr. Babin is also a director of Portsmouth’s parent company, InterGroup. Mr. Babin is a retail securities broker. From 1974 to 1989, he worked at Drexel Burnham and from 1989 to June 30, 2010, he worked for Prudential Securities (later Wachovia Securities and now Wells Fargo Advisors) where he held the title of First Vice-President. Mr. Babin retired from his position at Wells Fargo advisors in June 2010. For the past 20 years, until present, Mr. Babin has also served as an arbitrator for FINRA (formerly NASD). Mr. Babin’s extensive experience in the securities and financial markets as well has his experience in the securities and public company regulatory industry led to the Board’s conclusion that he should serve as a director of the Company.

John C. Love -- Mr. Love was appointed a director of the Company on March 5, 1998. Mr. Love is an international hospitality and tourism consultant. He is a retired partner in the national CPA and consulting firm of Pannell Kerr Forster and, for the last 30 years, a lecturer in hospitality industry management control systems and competition & strategy at Golden Gate University and San Francisco State University. He is Chairman Emeritus of the Board of Trustees of Golden Gate University and the Executive Secretary of the Hotel and Restaurant Foundation. Mr. Love is also a director of Santa Fe, having been appointed in March 2, 1999 and a director of InterGroup, having been appointed in January 1998. Mr. Love’s extensive experience as a Certified Public Accountant ("CPA") and in the hospitality industry, including teaching at the university level for the last 30 years in management control systems, and his knowledge and understanding of finance and financial reporting, led to the Board’s conclusion that he should serve as a director of the Company.

William J. Nance -- Mr. Nance was first elected to the Board in May 1996. Mr. Nance is also a Director of Santa Fe having held that position since May 1996. He is the President and CEO of Century Plaza Printers, Inc., a company he founded in 1979. He has also served as a consultant in the acquisition and disposition of multi-family and commercial real estate. Mr. Nance is a CPA and, from 1970 to 1976, was employed by Kenneth Leventhal & Company where he was a Senior Accountant specializing in the area of REITS and restructuring of real estate companies, mergers and acquisitions, and all phases of real estate development and financing. Mr. Nance is a director of InterGroup and has held such position since 1984. Mr. Nance also serves as a director of Comstock. Mr. Nance’s extensive experience as a CPA and in numerous phases of the real estate industry, his business and management experience gained in running his own businesses, his service as a director and audit committee member for other public companies and his knowledge and understanding of finance and financial reporting, led to the Board’s conclusion that he should serve as a director of the Company.

Geoffrey Palermo – Mr. Palermo was appointed Assistant Secretary of the Company on December 5, 2013. He is the Managing Director of Justice Investors, which owns the Hilton Financial District in San Francisco. This property was already an iconic San Francisco building as a Holiday Inn before Mr. Palermo embarked on a $55 million renovation to reposition the hotel as a five star, full-service Hilton in 2005. Mr. Palermo is a 35 year veteran of the hospitality industry with expertise in commercial real estate, and for the last 20 years, he has specialized in hotel acquisition, ground-up hotel development and asset management.

David T. Nguyen – Mr. Nguyen was appointed as Treasurer of the Company on February 27, 2003. Mr. Nguyen also serves as Treasurer of InterGroup and Santa Fe, having been appointed to those positions on February 26, 2003 and February 27, 2003, respectively. Mr. Nguyen is a CPA and, from 1995 to 1999, was employed by PricewaterhouseCoopers LLP where he was a Senior Accountant specializing in real estate. Mr. Nguyen has also served as the Company’s Controller from 1999 to December 2001 and from December 2002 to present.

Clyde W. Tinnen – Mr. Tinnen was appointed as Secretary of the Company on December 14, 2014. Mr. Tinnen also serves as Secretary of InterGroup and Santa Fe, having been appointed to those positions on December 14, 2014. Mr. Tinnen is a corporate partner at the law firm of Wither Bergman LLP, where he has been employed since April 2015. Prior to that, Mr. Tinnen served as a corporate partner at the law firm of Kelley Drye & Warren LLP, where he was been employed from January 2010 to March 2015 and as a corporate associate with the law firm of Cravath, Swaine & Moore LLP, where he was employed from September 2006 to December 2009.

Family Relationships: There are no family relationships among directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

Involvement in Certain Legal Proceedings: No director or executive officer, or person nominated or chosen to become a director or executive officer, was involved in any legal proceeding requiring disclosure.

BOARD AND COMMITTEE INFORMATION

Board of Directors

Portsmouth is an unlisted company and a smaller reporting company under the rules and regulations of the Securities and Exchange Commission (“SEC”). The majority of its Board of Directors consists of “independent” directors. In order for a director to be considered “independent” by the Board of Directors, he or she must (i) be free of any relationship that, applying the rules of the NASDAQ Stock Market LLC ("NASDAQ"), would preclude a finding of independence, and (ii) not have any material relationship with us or any of our affiliates or any of our executive officers. The Board of Directors held four meetings during the 2015 fiscal year (in person, telephonically or by written consent). No director attended (whether in person, telephonically, or by written consent) less than 75% of all meetings held during the period of time he or she served as director during the 2015 fiscal year.

Board Leadership Structure

The Chairman of the Board, Mr. Winfield, also serves as our Chief Executive Officer. The Board believes that combining the Chairman and Chief Executive officer roles is the most appropriate structure for the Company at this time because (i) this structure has had a longstanding history with the Company, which the Board believes has served our shareholders well through many economic cycles and business challenges; (ii) the Board believes Mr. Winfield’s unique business experience and history with the Company makes it appropriate for him to serve in both capacities; and (iii) the Board believes its corporate governance processes and committee structures preserve Board independence by promoting independent discussions among directors and independent evaluation of, and communications with, members of senior management such that separation of the Chairman and Chief Executive Officer roles is unnecessary at this time.

The Board of Directors has not established a formal process for security holders to send communications to the Board of Directors and the Board has not deemed it necessary to establish such a procedure at this time. Historically, almost all communications that the Company receives from security holders are administrative in nature and are not directed to the Board of Directors. If the Company should receive a security holder communication directed to the Board of Directors, or to an individual director, said communication will be relayed to the Board of Directors or the individual director as the case may be.

The Company does not have any formal policy with regard to Board members attendance at Annual Meetings of Shareholders but encourages each director to attend such meetings. All of the Company’s directors attended the fiscal 2014 Annual Meeting of Shareholders.

Committees

Portsmouth has established three committees, an Audit Committee, a Hotel Committee and a Securities Investment Committee. The Company does not have any standing nominating or compensation committees of the Board of Directors. Given the small size of the Board of Directors and the fact that approximately 88.5% of its voting securities controlled by management, the Company believes that it is appropriate for the entire Board of Directors to participate in the consideration of director nominees. New director nominations by shareholders, if any, will be considered and determined by the Board of Directors in its sole discretion. The Company has no policy or procedure with regard to consideration of any director candidates recommended by security holders. As a smaller reporting company that has approximately 88.5% of its voting securities controlled by management, the Company has not deemed it appropriate to institute such a policy, since any nominee that is unacceptable to the Board of Directors would be unlikely to ever be elected.

Executive compensation is determined by the independent members of the Board. In order for a director to be considered “independent” by the Board of Directors, he or she must (i) be free of any relationship that, applying the rules of NASDAQ, would preclude a finding of independence, and (ii) not have any material relationship with us or any of our affiliates or any of our executive officers. The Board seeks to design and set compensation to attract and retain highly qualified executive officers and to align their interests with those of long-term owners of the Company. The Board has not engaged any compensation consultants in determining the amount or form of executive or director compensation, but does review and monitor published compensation surveys and studies. No officer or employee (or former officer or employee) of the Company participated in deliberations of the Board concerning such officer or employee’s compensation. The Board may delegate to the Company’s Chief Executive Officer the authority determine the compensation of certain executive officers.

Audit Committee. Portsmouth is an unlisted company and smaller reporting company under SEC rules. The Company’s Audit Committee is currently comprised of Messrs. Nance (Chairperson) and Love, each of whom are independent directors in accordance with Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each of these directors also meets the audit committee financial expert test based on their qualifications and business experience discussed above. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports provided by the Company to any governmental body or the public; the Company’s system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company’s auditing, accounting and financial processes generally. The Audit Committee is responsible for the selection and retention of the Company’s independent registered public accounting firm. The Audit Committee held four meetings during the 2015 fiscal year. The Company’s Board of Directors has adopted a written charter for the Audit Committee, a copy of that written charter, as amended, is posted on the Portsmouth page of the InterGroup website www.intgla.com.

Hotel Committee. On February 26, 2004, the Board of Directors established a Hotel Committee to actively oversee the Company’s interests in Justice Investors and the repositioning and operations of the Hotel asset. The members of the Hotel Committee are Directors John C. Love (Chair), William J. Nance and Jerold R. Babin. The Hotel Committee meets on a regular basis, at least once per month.

Securities Investment Committee. On March 17, 1998, the Company established a Securities Investment Committee to establish guidelines and to review the Company’s investment policies. The Securities Investment Committee consists of all of the directors of the Company, John V. Winfield (Chair), John C. Love and William J. Nance. During fiscal 2014, the Securities Investment Committee held two meetings, in person, telephonically or by written consent with, all members attending each meeting.

Code of Ethics

The Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the Code of Ethics is posted on the Portsmouth page of its parent company’s website at www.intgla.com. The Company will provide to any person without charge, upon request, a copy of its Code of Ethics by sending such request to: Portsmouth Square, Inc., Attn: Treasurer, 10940 Wilshire Blvd., Suite 2150, Los Angeles, CA 90024. The Company will promptly disclose any amendments or waivers to its Code of Ethics on Form 8-K and will post such information on its website.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and each beneficial owner of more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 2015 all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation awarded to, earned by, or paid to the Company’s principal executive officer and other named executive officers of the Company whose total compensation exceeded $100,000 for all services rendered to the Company for each of the Company’s last two completed fiscal years ended June 30, 2015 and 2014. No stock awards, long-term compensation, options or stock appreciation rights were granted to any of the named executive officers during the last two fiscal years.

SUMMARY COMPENSATION TABLE

	Annual Compensation

Name and	Fiscal				All Other
Principal Position	Year	Salary		Bonus	Compensation		Total

John V. Winfield	2015	$272,000	(1)	-	$17,000	(2)	$289,000
Chairman; President	2014	$165,000	(1)	-	$117,000	(4)	$282,000
and Chief Executive Officer

Geoffrey M. Palermo	2015	$341,000		$92,000	-		$433,000
Assistant Secretary	2014	$295,000		$70,000	$50,000	(4)	$415,000

(1) Amounts shown include $6,000 per year in regular Directors fees.

(2) During fiscal years 2015 and 2014, the Company also paid annual premiums of $17,000 for a split dollar whole life insurance policy, owned by, and the beneficiary of which is, a trust for the benefit of Mr. Winfield’s family. This policy was obtained in December 1998 and provides for a death benefit of $1,000,000. The Company has a secured right to receive, from any proceeds of the policy, reimbursement of all premiums paid prior to any payments to the beneficiary.

(3) Effective December 1, 2013, GMP Management, Inc. (“GMP”), a company owned by a Geoffrey M. Palermo, Justice limited partner and related party, also provides management services to Justice Investors, a California limited partnership (the "Partnership") pursuant to a Management Services Agreement. The Management Services Agreement with GMP has a term of three years, but may be terminated earlier by the Partnership for cause. Under the Management Services Agreement, GMP is required to advise the Partnership on the management and operation of a 543-room hotel property located at 750 Kearny Street, San Francisco California, known as the Hilton San Francisco Financial District (the "Hotel"); administer the Partnership’s contracts, leases, agreements with Hotel managers and franchisors and other contracts and agreements; provide administrative and asset management services, oversee financial reporting, and maintain offices at the Hotel in order to facilitate provision of services. GMP is paid an annual base management fee of $325,000 per year, increasing by 5% per year, payable in monthly installments, and to reimbursement for reasonable and necessary costs and expenses incurred by GMP in performing its obligations under the Management Services Agreement

(4) In connection with the redemption of limited partnership interests of the Partnership in Note 2 of the consolidated financial statements, the Partnership agreed to pay a total of $1,550,000 in fees to certain officers and directors of the Company for services rendered in connection with the redemption of partnership interests, refinancing of the Partnership’s properties and reorganization of the Partnership's investors. The first payment under this agreement was made concurrently with the closing of the loan agreements, with the remaining payments due upon the Partnership having adequate available cash. In fiscal 2014, Mr. Winfield was paid $100,000 and Mr. Palermo $50,000, respectively.

As a smaller reporting company, Portsmouth has no compensation committee. Executive officer compensation is set by disinterested members of the Board of Directors. Portsmouth has no stock option plan or stock appreciation rights for its executive officers. The Company has no pension or long-term incentive plans. There are no employment contracts between Portsmouth and any executive officer, and there are no termination-of-employment or change-in-control arrangements.

In fiscal year ended June 30, 2004, the disinterested members of the Board of Directors established a performance based compensation program for the Company’s Chief Executive Officer to keep and retain his services as a direct and active manager of the Company’s securities portfolio. Pursuant to the current criteria established by the Board, Mr. Winfield is entitled to performance based compensation for his management of the Company’s securities portfolio equal to 20% of all net investment gains generated in excess of an annual return equal to the Prime Rate of Interest (as published in the Wall Street Journal) plus 2%. Compensation amounts are calculated and paid quarterly based on the results of the Company’s investment portfolio for that quarter. Should the Company have a net investment loss during any quarter, Mr. Winfield would not be entitled to any further performance-based compensation until any such investment losses are recouped by the Company. This performance based compensation program may be further modified or terminated at the discretion of the Board of Directors. Mr. Winfield did not earn any performance based compensation for the years ended June 30, 2015 and 2014.

Internal Revenue Code Limitations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), provides that, in the case of a publicly held corporation, the corporation is not generally allowed to deduct remuneration paid to its chief executive officer and certain other highly compensated officers to the extent that such remuneration exceeds $1,000,000 for the taxable year. Certain remuneration, however, is not subject to disallowance, including compensation paid on a commission basis and, if certain requirements prescribed by the Code are satisfied, other performance based compensation. For fiscal years 2015 and 2014, no compensation paid by the Company to Mr. Winfield or other executive officers was subject to the deduction disallowance prescribed by Section 162(m) of the Code.

SHAREHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION

At its fiscal 2010 Annual Meeting of Shareholders held on February 24, 2011, the Company submitted to its shareholders two proposals regarding executive compensation. The first proposal to approve, in a non-binding vote, the compensation of the Company’s named executive officers for fiscal year 2010 was approved by the shareholders, having received more than 98% of the shares voted at the meeting in favor of the proposal. The second proposal was to determine, in a non-binding vote, whether a shareholder advisory vote to approve the compensation of the Company’s executive officers should occur every one, two or three years. The shareholders overwhelmingly voted in favor of three years as the frequency in which the Company should have an advisory vote on executive compensation with more than 88% percent of the shares voted at the meeting being in favor of three years. The Board of Directors considered the guidance provided by those advisory votes and set three years as the frequency in which it will have a non-binding vote on executive compensation.

Accordingly, the Company submitted a proposal to approve, in a non-binding vote, the compensation of the Company’s named executive officers for fiscal year 2013, at its Fiscal 2013 Annual Meeting of Shareholders held on February 20, 2014. That proposal was approved by the shareholders, having received more than 99% of the shares voted at the meeting in favor of the proposal. The Board of Directors considered the results of the advisory vote in reviewing our executive compensation program, noting the high level of shareholder support, and elected to continue the same principles and objectives in determining the types and amounts of compensation to be paid to our named executive officers in 2014. The Board of Directors will continue to focus on responsible executive compensation practices that attract, motivate and retain high performance executives, reward those executives for the achievement of long-term performance and support our other executive compensation objectives.

DIRECTOR COMPENSATION

Each director of the Company is paid a Board retainer fee of $1,500 per quarter for a total annual compensation of $6,000. This policy has been in effect since July 1, 1985. Members of the Company’s Audit Committee also receive a fee of $500 per quarter. Directors and Committee members are also reimbursed for their out-of-pocket travel costs to attend meetings.

On February 26, 2004, the Board of Directors established a Hotel Committee to actively oversee the Company’s interests in the Partnership and the repositioning and operations of the Hotel. The members of the Hotel Committee are directors John C. Love (Chair), William J. Nance and Jerold R. Babin. Mr. Love and Mr. Nance each receive $3,500 per month and Mr. Babin $500 per month for serving on the Hotel Committee.

The following table provides information concerning compensation awarded to, earned by, or paid to the Company’s directors for the fiscal year ended June 30, 2015.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash		All Other Compensation	Total

Jerold R. Babin	$12,000		-	$12,000

John C. Love	$50,000	(1)	-	$50,000

William J. Nance	$50,000	(1)	-	$50,000

John V. Winfield(2)	$6,000		-	$6,000

(1) Amounts shown include regular Board fees, Audit Committee fees and Hotel Committee fees.

Change in Control or Other Arrangements

Except for the foregoing, there are no other arrangements for compensation of directors and there are no employment contracts between the Company and its directors or any change in control arrangements.

Outstanding Equity Awards at Fiscal Year End

The Company did not have any outstanding equity awards at the end of its fiscal year ended June 30, 2015 and has no equity compensation plans in effect.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of January 4, 2016, Santa Fe and InterGroup owned 81.9% of the common stock of Portsmouth, and InterGroup and Mr. Winfield, in the aggregate, owned approximately 85.6% of the voting stock of Santa Fe. Certain costs and expenses, primarily rent, insurance and general administrative expenses, are allocated between the Company, Santa Fe, and InterGroup based on management’s estimate of the utilization of resources. Effective June 30, 1998, certain accounting and administrative functions of the Company and its subsidiaries, were transferred to the Los Angeles, California offices of InterGroup. During the fiscal years ended June 30, 2015 and 2014, the Company made payments to InterGroup in the total amount of approximately $72,000 for each of those years, for administrative costs and reimbursement of direct and indirect costs associated with the management of the Company and its investments, including the Hotel.

As Chairman of the Securities Investment Committee, the Company’s President and Chief Executive officer, Mr. Winfield, oversees the investment activity of the Company in public and private markets pursuant to authority granted by the Board of Directors. Mr. Winfield also serves as Chief Executive Officer of Santa Fe and InterGroup and oversees the investment activity of those companies. Depending on certain market conditions and various risk factors, Mr. Winfield, Santa Fe and InterGroup may, at times, invest in the same companies in which the Company invests. The Company encourages such investments because it places personal resources of Mr. Winfield and the resources of Santa Fe and InterGroup, at risk in connection with investment decisions made on behalf of the Company.

In December 1998, the Board of Directors authorized the Company to obtain whole life insurance and split dollar insurance policies covering the Company’s President and Chief Executive Officer, Mr. Winfield. During fiscal 2015 and 2014, the Company paid annual premiums of $17,000 for the split dollar whole life insurance policy, owned by, and the beneficiary of which is, a trust for the benefit of Mr. Winfield’s family. The Company has a secured right to receive, from any proceeds of the policy, reimbursement of all premiums paid prior to any payments to the beneficiary.

There are no other relationships or related transactions between the Company and any of its officers, directors, five-percent security holders or their families that require disclosure.

Director Independence

Portsmouth is an unlisted company and a smaller reporting company under the rules and regulations of the SEC. With the exception of the Mr. Winfield, all of Portsmouth’s Board of Directors consists of “independent” directors. In order for a director to be considered “independent” by the Board of Directors, he or she must (i) be free of any relationship that, applying NASDAQ rules would preclude a finding of independence, and (ii) not have any material relationship with us or any of our affiliates or any of our executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 4, 2016, certain information with respect to the beneficial ownership of Common Stock of the Company owned by (i) each director and each of the named executive officers, (ii) all directors and executive officers as a group and (iii) those persons or groups known by the Company to own more than five percent of the outstanding shares of Common Stock. Unless otherwise indicated, the business address for each director and named executive officer is: 10940 Wilshire Blvd., Suite 2150, Los Angeles, CA 90024.

Name	Shares of Common Stock	Percent of Class(1)

John V. Winfield, Chairmen of Board, President and CEO Santa Fe Financial Corporation and The InterGroup Corporation 10940 Wilshire Blvd., Suite 2150 Los Angeles, CA 90024	601,284(2)	81.9%

Jerold R. Babin 555 California Street, Suite 2300 San Francisco, CA 94104	48,345(3)	6.6%

_____________________

(1) Based on 734,183 shares issued and outstanding.

(2) John V. Winfield is the sole beneficial owner of 49,400 shares of common stock of Portsmouth’s majority owner Santa Fe Financial Corporation (“Santa Fe”). The InterGroup Corporation (“InterGroup”) is the beneficial owner of 1,014,085 shares of the common stock of Santa Fe. As the President and Chairman of the Board and a 61.8% beneficial shareholder of InterGroup, Mr. Winfield has voting and dispositive power over a total of 1,063,485 shares of Santa Fe, which represents approximately 85.6% of the voting power of Santa Fe.  Santa Fe is the record and beneficial owner of 505,437 shares of Common Stock and Santa Fe’s parent company, InterGroup, is the record and beneficial owner of 95,847 shares of Common Stock. As directors of Santa Fe and/or InterGroup, Messrs. Winfield, Babin, Love and Nance share the power to direct the vote of the shares of Common Stock owned by Santa Fe and InterGroup, and therefore may be deemed to beneficially own such shares of Common Stock in accordance with Rule 13d-3.

(3) Jerold R. Babin claims sole voting power over the 48,345 shares of Common Stock identified herein, of which he has sole dispositive power over 9,667 shares held in his retirement account. He claims shared dispositive power with his wife over the 38,478 shares which they hold as trustees of a family trust.

Security Ownership of Management in Parent Corporation.

As of January 4, 2016, John V. Winfield is the beneficial owner of 49,400 shares of the common stock of Santa Fe Financial Corporation (“Santa Fe”), Portsmouth’s parent corporation,. The InterGroup Corporation (“InterGroup”) is the beneficial owner of 1,014,085 shares of the common stock of Santa Fe. InterGroup has a total of 1,063,485 voting shares of Santa Fe, which represents 85.6% of the voting power of Santa Fe. As President, Chairman of the Board and a 61.8% beneficial shareholder of InterGroup, Mr. Winfield has voting and dispositive power over the shares owned of record and beneficially by InterGroup. Further, as directors of Santa Fe and/or InterGroup, Messrs. Winfield, Babin, Love and Nance share the power to direct the vote of the shares of Portsmouth owned by Santa Fe and InterGroup, and therefore may be deemed to beneficially own such shares in accordance with Rule 13d-3.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of Burr Pilger Mayer, Inc., formerly, Burr, Pilger & Mayer LLP (“BPM”) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016. BPM has served as the Company’s independent registered public accounting firm since October 23, 2007. Although the action of shareholders in this matter is not required, the Audit Committee believes it is appropriate to seek shareholder ratification of this appointment. Ratification requires the affirmative vote of a majority of the shares represented and voted at the Annual Meeting.

We expect that a representative of BPM will be present at the Annual Meeting to respond to appropriate questions from shareholders, and we will provide this representative with an opportunity to make a statement if he or she desires to do so.

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SEC UNDER THE SECURITIES ACT OF 1933 OR THE EXCHANGE ACT OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

AUDIT COMMITTEE REPORT

The Audit Committee’s responsibilities are described in a written charter adopted by the Board of Directors. The Audit Committee primary duties and responsibilities are to: serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system; appoint and approve the compensation of the Company’s independent registered public accounting firm; review and appraise the audit efforts of the Company’s independent registered public accounting firm; and provide an open avenue of communications among the independent registered public accounting firm, financial and senior management, and the Board of Directors. During fiscal year ended June 30, 2015, the Company retained Burr Pilger Mayer, Inc. (“BPM”) as its independent registered public accounting firm to provide audit and audit related services. All fees and expenses paid to BPM were approved by the Audit Committee.

The Audit Committee reviewed and discussed the audited financial statements with management and BPM, and management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The discussions with BPM also included the matters required by Statement on Auditing Standards No. 114 (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the U.S. Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T regarding “Communication with Audit Committees.”

The Audit Committee has also received the written disclosures and the letter from BPM required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, which was also discussed with BPM.

Based on the Audit Committee’s review of the audited financial statements, and the review and discussions with management and BPM referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE:
WILLIAM J. NANCE, CHAIRPERSON
JOHN C. LOVE

Audit Fees

The aggregate fees billed for each of the last two fiscal years ended June 30, 2015 and 2014 for professional services rendered by BPM, the independent registered public accounting firm for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-Q reports or services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, were as follows:

	2015	2014

Audit fees	$110,000	$135,000
Audit related fees	-	-
Tax fees	-	-
All other fees	-	-

TOTAL:	$110,000	$135,000

Audit Committee Pre-Approval Policies

The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to any de minimus exceptions that may be set for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. All of the services described herein were approved by the Audit Committee pursuant to its pre-approval policies.

None of the hours expended on the independent registered public accounting firms’ engagement to audit the Company’s financial statements for the most recent fiscal year were attributed to work performed by persons other than the independent registered public accounting firm’s full-time permanent employees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BURR PILGER MAYER, INC. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER BUSINESS

As of the date of this statement, management knows of no business to be presented at the meeting that is not referred to in the accompanying notice. As to other business that may properly come before the meeting, it is intended that the proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with the best judgment of the person voting the proxies.

SHAREHOLDER PROPOSALS

It is presently anticipated that the fiscal 2016 Annual Meeting of Shareholders will be held on February 23, 2017. Shareholder proposals intended to be considered for inclusion in the proxy statement and form of proxy for presentation at the Fiscal 2016 Annual Meeting of Shareholders must be received by the Company no later than not less than 120 calendar days before January 19, 2017. However, if the date of the fiscal 2016 Annual Meeting of Shareholders is changed by more than 30 days from February 23, 2017, then the deadline will be a reasonable time before the Company begins to print and send its proxy materials. In addition, all proposals must comply with the Company’s charter and bylaws and the provisions of Rule 14a-8 adopted under Section 14(a) of the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials. Any proposals must be submitted in writing to the following address: Corporate Secretary, Portsmouth Square, Inc., 10940 Wilshire Blvd., Suite 2150, Los Angeles, CA 90024. It is suggested that the proposal be submitted by certified mail – return receipt requested.

ANNUAL REPORT ON FORM 10-K

The Annual Report on Form 10-K for the fiscal year ended June 30, 2015 accompanies this proxy statement, but is not deemed a part of the proxy solicitation materials. A copy of the Company’s Form 10-K for the fiscal year ended June 30, 2015, as required to be filed with the SEC, excluding exhibits, will be mailed to shareholders without charge upon written request to: David Nguyen, Treasurer, Portsmouth Square, Inc., 10940 Wilshire Blvd., Suite 2150, Los Angeles, CA 90024. Such request must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of Common Stock on January 4, 2016. The

Company’s Form 10-K and other reports are also available on the Portsmouth page of the InterGroup website at www.intgla.com and through the SEC’s website www.sec.gov.

By Order of the Board of Directors
PORTSMOUTH SQUARE, INC.

/s/ Clyde Tinnen
Clyde Tinnen
Secretary

Dated:	January 20, 2016

Los Angeles, California

PORTSMOUTH SQUARE, INC.

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - John V. Winfield	☐	☐	02 - Jerold R. Babin	☐	☐	03 - John C. Love	☐	☐
04 - William J. Nance	☐	☐						

	For	Against	Abstain
2. Ratification of the retention of Burr Pilger Mayer, Inc. as the independent registered public accounting firm for the Company for the fiscal year ending June 30, 2016.	☐	☐	☐

3. Other Business. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments thereof The Board of directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date this proxy card and sign above exactly as your name appears on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should give their full titles.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 2 6 2 4 2 7 2

0290PA

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — PORTSMOUTH SQUARE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John V. Winfield and William J. Nance, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders of Portsmouth Square, Inc. to be held at the Hilton San Francisco Financial District, 750 Kearny Street, San Francisco, CA 94108 on Thursday, February 18, 2016 at 10:30 a.m., and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

The undersigned hereby ratifies and Confirms all that the attorneys and proxies, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying such notice.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" PROPOSAL 2. THE PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" PROPOSAL 2.

PLEASE SIGN AND DATE ON REVERSE SIDE